Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Expion360 Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	457(c) and (h)	492,487(2)	$0.58(3)	$285,643	0.0001381	$39.45
Total Offering Amounts					$285,643	—	$39.45
Total Fee Offsets					—	—	—
Net Fee Due					—	—	$39.45
(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Expion360 Inc. 2021 Equity Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)	Reflects (a) 489,086 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2021 Plan on January 1, 2025, and (b) 3,401 shares of Common Stock that were automatically added to the shares authorized for issuance under the 2021 Plan on January 1, 2023, in each case pursuant to the “evergreen” provision contained in the 2021 Plan. Under such “evergreen” provision, on January 1st of each year, the number of shares reserved for issuance under the 2021 Plan automatically increases in an amount equal to (i) 5% of the aggregate number of shares of Common Stock outstanding on December 31st of the immediately preceding year or (ii) a lesser number of shares as determined by the board of directors.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $0.58 per share, the average of the high ($0.605) and low ($0.556) prices of the Common Stock, as reported on the Nasdaq Capital Market on March 20, 2026, a date within five business days prior to the filing of this Registration Statement.